FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 10, 1996


                       UNITED STATES CELLULAR CORPORATION
             (Exact name of registrant as specified in its charter)


     Iowa                          1-9712                     62-1147325
(State or other                  (Commission                (IRS Employer
jurisdiction of                 File Number)               Identification
incorporation)                                                   No.)



   8410 West Bryn Mawr,Suite 700, Chicago, Illinois               60631
       (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:  (312) 399-8900


                                 Not Applicable
          (Former name or former address, if changed since last report)


            The Exhibit Index is Located on Page 4 of 5 Total Pages.





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Item 5.   Other Events.

         On January 10, 1996, the Company announced that it has received a proposal from Telephone and Data Systems, Inc. ("TDS") for the transfer to the Company of TDS's minority ownership interests in certain cellular markets for approximately $116.7 million. The minority interests subject to the proposal represent approximately 675,000 population equivalents.

         This Current Report on Form 8-K is being filed for the purpose of filing the news release issued by the Company relating to such announcement as an exhibit.




Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         The exhibits  accompanying  this report are listed in the  accompanying
Exhibit Index.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.




United States Cellular Corporation
(Registrant)

Date:    January 11, 1996


By:  /s/  PHILLIP A. LORENZINI
     -------------------------
Phillip A. Lorenzini
Controller
(principal accounting officer)












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                                  EXHIBIT INDEX


Exhibit Number        Description of Exhibit         Sequentially Numbered Page

         99           News Release dated                         5
                      January 10, 1996



                                                         4

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